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                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is made as of July 1, 2002 by and between CHART INDUSTRIES, INC., a Delaware corporation (the "Company"), and G. JAN F. VAN GLABBEEK ("Executive").

                  WHEREAS, the Company desires to employ Executive in the position of Vice President - Strategic Development of the Company, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, Executive is being employed hereunder to assist the Company in developing and executing the plans of the Company for operational reorganization, restructuring and asset divestiture (the "Assignment") and the Assignment is temporary in nature, it being understood that Executive's employment will cease after the Assignment has been substantially completed.

                  NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained, the Company and Executive agree as follows:

                  1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for the period (the "Employment Period") commencing as of June 3, 2002 and expiring on the earlier of (a) July 15, 2005, the date of Executive's 65th birthday, or (b) the 30th calendar day after the Company has given to Executive written notice that the Board of Directors of the Company has determined in good faith that the Assignment has been substantially completed, but in no event will the Employment Period expire before December 31, 2003 under this Section 1(b). The Employment Period may be extended upon mutual agreement in writing signed by Executive and an officer of the Company specifically designated by the Board of Directors of the Company to execute such writing. In any case, the Employment Period may be terminated earlier under the terms and conditions set forth herein.

                  2. Position and Duties. During the Employment Period, Executive shall serve as Vice President - Strategic Development of the Company and report to the Chief Executive Officer of the Company. Executive shall have responsibility for developing and executing the plans of the Company for operational reorganization, restructuring, asset divestiture and other special projects identified by the Company, and the performance of such other executive services and duties as shall be reasonably assigned to and requested of him by, and subject to the direction and supervision of, the Chief Executive Officer or the Board of Directors of the Company. Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and serve the Company in its business and perform his duties to the best of his ability.

                  3.  Compensation.

                  (a) Salary. During the Employment Period, Executive shall receive a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year (the "Base Salary Amount"). Executive's salary shall be reviewed on an annual basis by the Board of Directors of

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the Company or any authorized Committee thereof. Executive's salary may be adjusted based upon such annual review, although any such adjustment shall be at the sole discretion of the Board of Directors or any authorized Committee thereof. Notwithstanding the foregoing, in no event shall Executive's salary be adjusted below the Base Salary Amount. Such salary shall be payable in bi-weekly installments or otherwise in accordance with the normal policies of the Company for payment of corporate officers.

                  (b) Benefits. During the Employment Period, Executive shall be eligible to participate in any employee benefits plans which are maintained or established by the Company for its corporate officers, subject, however, to all of the terms and conditions thereof, including any eligibility requirements therefor, including: (i) medical, dental and vision insurance coverage; (ii) life insurance coverage; (iii) 401(k) Retirement Plan; (iv) four weeks of paid vacation annually (three weeks in 2002 and prorated proportionately in any other year in which Executive is employed by the Company for less than the full year) to be taken at such time or times as are chosen by Executive; and (v) the use of a leased automobile (including insurance).

                  (c) Incentive Plan and Option Plan. During the Employment Period, Executive also shall be eligible to participate in the following, subject to all of the terms and conditions thereof including any eligibility requirements therefor: (i) the Management Incentive Compensation Plan or any successor plan (the "Incentive Plan"); and (ii) any stock option plan of the Company in which the Company's corporate officers generally are eligible to participate (the "Option Plan"). Payment under the Incentive Plan shall be determined by, and awarded in the sole discretion of, the Board of Directors of the Company or any authorized Committee thereof and shall be dependent upon the Company's financial performance and Executive's performance toward established goals. Executive's annual bonus potential under the Incentive Plan shall be up to 100% of Executive's Base Salary Amount but there shall be no guaranteed awards, except that solely for fiscal year 2002 Executive's bonus award under the Incentive Plan shall be not less than Fifty Thousand Dollars ($50,000). On an annual basis, the Board of Directors of the Company or any authorized Committee thereof may in its sole discretion grant Executive options to purchase common stock of the Company under the Option Plan in addition to any option previously granted to Executive.

                  (d) Expenses. The Company shall reimburse Executive for reasonable expenses incurred by him on behalf of the Company in the performance of his duties during the Employment Period. Executive shall furnish the Company with such documentation as is requested by the Company in order for it to comply with the Internal Revenue Code of 1986, as amended, and regulations thereunder in connection with the proper deduction of such expenses.

                  4.  Termination of Employment.

                  (a) Events of Termination. The Employment Period shall terminate immediately upon the occurrence of any of the following events: (i) expiration of the Employment Period under Section 1(a) or 1(b); (ii) the death of Executive; (iii) the expiration of the 30th calendar day (the "Disability Effective Date") after the Company gives Executive written notice of its election to terminate Executive's employment upon the Disability of Executive, if before the expiration of such 30-day period Executive has not returned to the

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performance of his duties hereunder on a full-time basis; (iv) voluntary termination by Executive of his employment with the Company without Good Reason, a right reserved to Executive hereunder; (v) the Company's discharge of Executive for Good Cause; (vi) the Company's discharge of Executive at any time without Good Cause, for any reason or no reason; or (vii) voluntary termination by Executive of his employment with the Company for Good Reason. Section 5 sets forth the benefits to which Executive is entitled, if any, upon termination of Executive's employment upon the occurrence of one of the foregoing events.

                  (b) Notice of Termination. Any termination by the Company for Good Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Good Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

                  (c) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Good Cause, or by Executive for Good Reason, the date of termination of employment that is set forth in the Notice of Termination (which shall not be earlier than the date on which such notice is given), (ii) if Executive's employment is terminated by the Company other than for Good Cause or Disability, or Executive resigns without Good Reason, the date on which the Company or Executive notifies Executive or the Company, respectively, of such termination, or such later date as may be specified by the terminating party in such notice, and (iii) if Executive's employment is terminated by reason of death, Disability or expiration of the Employment Period under Section 1(a) or 1(b), the date of death of Executive, the Disability Effective Date or the date of expiration of the Employment Period under Section 1(a) or 1(b), as the case may be.

                  5.  Obligations of the Company upon Termination.

                  (a) Discharge Without Good Cause or Resignation for Good Reason. If, during the Employment Period,

         (x) the Company terminates Executive's employment under Section 4(a)
         (vi) without Good Cause, or

         (y) Executive terminates his employment under Section 4(a)(vii) for Good Reason,

then, in lieu of further base salary or bonus payments, the Company shall pay to Executive in a lump sum in cash within 30 calendar days after the Date of Termination an amount equal to the sum of:

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                           (i)  the sum of (A) Executive's annual base salary at
         the rate then in effect through the Date of Termination to the extent not previously paid, (B) Executive's Earned Bonus Amount for the calendar year in which the Date of Termination occurs (the "Current Year") to the extent not previously paid and (C) any cash bonus under the Incentive Plan determined and awarded to Executive under Section 3(c) before the Date of Termination for the calendar year before the Current Year to the extent not previously paid (the sum of (A), (B) and (C) is referred to herein as the "Accrued Obligations"); and

                           (ii) the product of (A) the lesser of (1) the number of months (including fractions thereof) remaining from the Date of Termination until Executive's 65th birthday or (2) six (such applicable number of months after the Date of Termination hereinafter referred to as the "Section 5(a) Continuation Period") and (B) one-twelfth (1/12th) of Executive's annual base salary at the rate then in effect.

Executive shall not be entitled to any payment under this Section 5(a) if Executive is entitled to the benefits of Section 5(b).

                  (b) Discharge Without Good Cause or Resignation for Good Reason After a Change in Control. If a Change in Control occurs during the Employment Period, and during the Employment Period

         (x) the Company terminates Executive's employment under Section 4(a)(vi) without Good Cause after such Change in Control (or after the Company or any Significant Stockholder has entered into a definitive agreement with a third party resulting in such Change in Control), or

         (y) Executive terminates his employment under Section 4(a)(vii) for Good Reason after such Change in Control,

then, in lieu of further base salary or bonus payments and in lieu of any payment under Section 5(a), the Company shall pay to Executive in a lump sum in cash within 30 calendar days after the Date of Termination an amount equal to the sum of:

                           (i)  the Accrued Obligations; and

                           (ii) the product of (A) the lesser of (1) the number of months (including fractions thereof) remaining from the Date of Termination until Executive's 65th birthday or (2) twelve (such applicable number of months after the Date of Termination hereinafter referred to as the "Section 5(b) Continuation Period") and (B) one-twelfth (1/12th) of Executive's annual base salary at the rate then in effect.

                  (c) Additional Provisions Concerning Discharge Without Good Cause or Resignation for Good Reason. If, during the Employment Period, the Company terminates Executive's employment under Section 4(a)(vi) without Good Cause or Executive terminates his employment under Section 4(a)(vii) for Good Reason, then this Section 5(c) shall apply. As used in this Section 5(c), the "Applicable Continuation Period" shall mean the Section 5(a) Continuation Period if Executive is entitled to the benefits of Section 5(a) or the Section 5(b) Continuation Period if Executive is entitled to the benefits of Section 5(b). In no case shall Executive be entitled to the benefits of both Sections 5(a) and 5(b).

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                    (i)   For purposes of Section 5(a) or 5(b), as applicable,
any amounts of compensation deferred by Executive under a deferral plan of the Company or any of its affiliates shall be deemed to have been paid on the date of deferral, and all such deferred amounts shall be payable as governed by the terms of the applicable deferral plan.

                    (ii) For the duration of the Applicable Continuation Period, Executive shall be eligible to participate in the employee benefits plans referred to in Sections 3(b)(i) and (ii) as if he were still employed by the Company, to the extent and at the level of Executive's participation thereunder immediately prior to the Date of Termination, but all Company contributions or payments under any such employee benefit plans shall be subject to Executive's fulfillment of his contribution requirements thereunder, and Company provision of the benefits listed in Sections 3(b)(i) and (ii) shall cease if Executive obtains such coverage, if any, from another employer during the Applicable Continuation Period.

                    (iii) Executive shall be entitled to receive any other benefits provided for in Sections 3(b) and 3(c) which have accrued up to and including the Date of Termination (including payment at Executive's then-current base salary rate for any unused vacation time accrued during the Current Year), to the extent not otherwise provided by this Section 5 but subject to the terms and conditions of the benefit plans referenced in Sections 3(b) and 3(c), and reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(d).

                (d) Death or Disability; Discharge for Good Cause; Resignation Without Good Reason. Executive shall be entitled to the severance benefits specified in this Section 5(d) if, during the Employment Period, Executive's employment with the Company (i) terminates under Section 4(a)(ii) as a result of Executive's death or under Section 4(a)(iii) as a result of Executive's Disability, (ii) is terminated under Section 4(a)(v) by the Company for Good Cause, or (iii) is terminated by Executive on a voluntary basis under Section 4(a)(iv) without Good Reason. In any such case, Executive shall be entitled to payment of base salary only for the remainder of the month in which such termination occurs and thereafter such salary shall end and cease to be payable. In addition, in any such case, Executive shall be entitled to receive any benefits provided for in Sections 3(b) and 3(c) which have accrued up to and including the Date of Termination, subject to the terms and conditions of the benefit plans referenced in Sections 3(b) and 3(c), and reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(d).

                (e) Expiration of the Employment Period. If Executive's employment with the Company terminates under Section 4(a)(i) in connection with the expiration of the Employment Period under Section 1(a) or 1(b), Executive shall be entitled to (i) payment of base salary only through the Date of Termination, and thereafter such salary shall end and cease to be payable, (ii) receive, subject to the terms and conditions of the benefit plans referenced in Sections 3(b) and 3(c), any benefits provided for in Sections 3(b) and 3(c) which have accrued up to and including the Date of Termination, and (iii) reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(d).

                 6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be

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affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

                  7. Indemnification. The Company shall indemnify Executive and his representatives, successors and estate against claims arising in connection with Executive's status as an officer, employee or agent of the Company, in accordance with the Company's Certificate of Incorporation, By-Laws and policies for its executive officers, subject to applicable law.

                  8.  Restrictive Covenants.

                  (a) Non-Competition. During the Employment Period and until the end of the Post-Termination Covered Period, Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner or director with, or have any financial interest in, any business which is in substantial competition with any business conducted by the Chart Group, in any area where such business is being conducted at the time of such termination of employment. Ownership of 5% or less of the voting stock of any corporation which is required to file periodic reports with the Securities and Exchange Commission under the Exchange Act shall not constitute a violation hereof. As used herein, the "Post-Termination Covered Period" shall mean a period of time commencing on the Date of Termination and ending on the first anniversary of the Date of Termination, except that if Executive's employment terminates under circumstances in which he is entitled to a payment under Section 5(a) (but not entitled to a payment under Section 5(b)), then such period instead shall end six months after the Date of Termination.

                  (b) Non-Solicitation. Executive shall not directly or indirectly, at any time during the Employment Period and until the end of the Post-Termination Covered Period, solicit or induce or attempt to solicit or induce any customer, employee or sales representative of the Chart Group to terminate his, her or its customer, employment, or representation relationship with the Chart Group or in any way directly or indirectly interfere with such a relationship.

                  (c) Confidentiality. Executive shall keep in strict confidence, and shall not, directly or indirectly, at any time during the Employment Period and for one year after the Date of Termination, disclose, furnish, publish, disseminate, make available or, except in the course of performing his duties of employment hereunder, use any Confidential Information. Executive specifically acknowledges that all Confidential Information, in whatever media or form maintained and whether compiled by the Chart Group or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Chart Group to maintain the secrecy of such information, that such information is the sole property of the Chart Group and that any disclosure or use of such information by Executive during the Employment Period (except in the course of performing his duties and obligations hereunder) or within one year after the Date of Termination shall constitute a misappropriation of the Chart Group's trade secrets. Notwithstanding the foregoing, Executive shall not be

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prohibited from disclosing Confidential Information to the extent that he is required to do so by or under applicable law.

                  9. Binding Agreement; Successors. This Agreement shall inure to the benefit of and be binding upon Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with this Agreement to the person, persons, entity or entities as Executive shall have designated, in a writing in form of Exhibit 1 attached hereto or otherwise satisfactory to the Company, and filed with the Secretary of the Company. Executive shall be free to amend, alter or change such designation, provided, however, that any such amendment, alteration or change shall be made by a writing in form of Exhibit 1 attached hereto or otherwise satisfactory to the Company and shall be filed with the Secretary of the Company. In the event there is no beneficiary designated pursuant to this
Section 9 or such designation is not effective for the amounts payable on behalf of Executive under this Agreement, or if no such beneficiary shall survive Executive, then such amounts shall be paid to Executive's spouse, if his spouse survives him, or if his spouse does not survive him, to the executor or administrator of his estate for distribution as part of his estate. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement). The Company shall require any such successor to assume and agree to perform this Agreement.

                  10. Notice. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when hand delivered, (b) one business day after being sent by recognized overnight delivery service, or (c) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and in each case addressed as follows (or addressed as otherwise specified by notice under this Section):

                      (i)      If to the Company, to:

                               Chart Industries, Inc.
                               5885 Landerbrook Drive
                               Suite 150
                               Cleveland, Ohio  44124
                               Attention:  General Counsel

                               With a copy to:

                               Calfee, Halter & Griswold LLP
                               1400 McDonald Investment Center
                               800 Superior Avenue
                               Cleveland, Ohio  44114
                               Attention:  Thomas F. McKee

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                      (ii)      If to Executive, to:

                                G. Jan F. Van Glabbeek
                                6375 Lacey Road
                                Bellevue, Michigan  49021

                                With a copy to:

                                Chriszt McGarry Co., LPA
                                Cort Shoe Building, 4th Floor
                                1265 West 6th Street
                                Cleveland, Ohio  44113
                                Attention:  James R. Chriszt

                  11. Withholding. The Company may withhold from any amounts payable under or in connection with this Agreement all federal, state, local and other taxes as may be required to be withheld by the Company under applicable law or governmental regulation or ruling.

                  12. Amendments; Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Executive and an officer of the Company specifically designated by the Board of Directors of the Company to execute such writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  13. Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law principles of such State. Executive and the Company each agree that the state and federal courts located in the State of Ohio shall have jurisdiction in any action, suit or proceeding against Executive or the Company based on or arising out of this Agreement and each of Executive and the Company hereby (a) submits to the personal jurisdiction of such courts, (b) consents to service of process in connection with any such action, suit or proceeding and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

                  14. Equitable Relief. Executive and the Company acknowledge and agree that the covenants contained in Section 8 are of a special nature and that any breach, violation or evasion by Executive of the terms of Section 8 shall result in immediate and irreparable injury and harm to the Company, for which there is no adequate remedy at law, and shall cause damage to the Company in amounts difficult to ascertain. Accordingly, the Company shall be entitled to the remedy of injunction, as well as to all other legal or equitable remedies to which the Company may be entitled (including, without limitation, the right to seek monetary damages), for any breach, violation or evasion by Executive of the terms of Section 8.

                  15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this

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Agreement, which shall remain in full force and effect. In the event that any provision of Section 8 is found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such provision to the end that Executive shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company.

                    16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                    17. Headings; Definitions. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Certain capitalized terms used in this Agreement are defined on Schedule A attached hereto.

                    18. No Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except as provided in Section 9.

                    19. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment of Executive and supersedes any and all other agreements, either oral or in writing, with respect to the employment of Executive.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                CHART INDUSTRIES, INC.


                                By: /s/ Arthur S. Holmes
                                    --------------------------------------------
                                    Arthur S. Holmes
                                    Chairman and Chief Executive Officer



                                /s/ G. Jan F. van Glabbeek
                                ------------------------------------------------
                                G. JAN F. VAN GLABBEEK
                                ("Executive")

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                                   Schedule A
                              Certain Definitions

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Change in Control" shall mean the occurrence at any time of any of the following events:

                           (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, other than a Related Person, and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

                           (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, other than a Related Person, and less than 60% of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                           (c) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Related Person has become the beneficial owner (as the term "beneficial owner" is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 40% or more of the Voting Power;

                           (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or shall or may occur in the future pursuant to any then-existing contract or transaction other than a contract or transaction with a Related Person; or

                           (e) If during any period of two consecutive years, individuals, who at the beginning of any such period, constitute the Directors cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Company's shareholders of each new Director was approved by a vote of at least a majority of the Directors then in office who were Directors at the beginning of any such period.

                           Notwithstanding the foregoing provisions of paragraphs (c) and (d) of this definition, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Company, (B) a Related Person, (C) a Subsidiary, or (D) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to
          Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or shall or may occur in the future by reason of such beneficial ownership, (ii) solely because the Company or any other person, group or entity directly involved in the restructuring of the Company's capital and debt arrangements related to the Company's Credit Agreement, dated as of April 12, 1999, as amended, either files or becomes obligated to file a report on Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock acquired from the Company in connection with such restructuring or because the Company reports that a change in control of the Company has or may have occurred or shall or may occur in the future by reason of such transaction, but only if both
          (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company's Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary.

          "Chart Group" means, collectively, the Company and each group, division and Subsidiary of the Company.

         "Confidential Information" means confidential business information of the Chart Group and its customers and vendors, without limitation as to when or how Executive may have acquired such information. Such Confidential Information shall include, without limitation, the Chart Group's manufacturing, selling and servicing methods and business techniques, customer, vendor and product information, product development plans, internal financial statements, sales and distribution information, business plans and opportunities, corporate alliances, processes and techniques, and other information concerning the Chart Group's actual or anticipated business or products, or which is received in confidence by or for the Chart Group from any other person.

         "Director" means a member of the Board of Directors of the Company.

         "Disability" means the inability of Executive for a continuous period of three months to perform the essential functions of his position hereunder on an active full-time basis with or without reasonable accommodations by reason of a disability condition. A certificate from a physician acceptable to both the Company and Executive to the effect that Executive is or has been disabled and incapable of performing the essential functions of his position with or without reasonable accommodations for the Company as previously performed shall be conclusive of the fact that Executive is incapable of performing such services and is, or has been, disabled for the purposes of this Agreement. The Company and Executive acknowledge and agree that the essential functions of Executive's position are unique and critical to the Company and that a disability condition that causes Executive to be unable to perform the essential functions of his position under the circumstances described above shall constitute an undue hardship on the Company.

         "Earned Bonus Amount" means an amount equal to the product of (a) the Achieved Target Bonus and (b) a fraction, the numerator of which is the number of days in the Current Year through the Date of Termination, and the denominator of which is 365; provided, however, that if the Date of Termination occurs on or before December 31, 2002, then the Earned Bonus Amount instead shall mean $50,000. As used herein, "Achieved Target Bonus" means an amount equal to the portion of Executive's target cash bonus for the Current Year under the Incentive Plan achieved by Executive based upon the Company's financial performance and Executive's performance (through the Date of Termination and assuming such performance would continue at the same level for the entire Current Year) toward reaching the objective goals established for achieving such target cash bonus, all as determined by the Board of Directors of the Company or any authorized Committee thereof under the Incentive Plan in good faith.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

         "Good Cause" means a determination by the Board of Directors (without the participation of Executive) of the Company, pursuant to the exercise of its business judgment, that any one of the following events has occurred and not been cured by Executive within 60 calendar days after the Company first gave Executive written notice thereof:

               (a) Executive has been indicted by a state or federal grand jury of committing a felony;

               (b) the Board receives proof satisfactory to it of the commission by Executive of theft or embezzlement from the Company, or any other crime against the Company;

               (c) Executive has materially breached the provisions of Section 8 or any other material provision of this Agreement; or

               (d) Executive's failure, refusal or inability to perform his services and duties to the Company as set forth in Section 2, any act of gross negligence, corporate waste, disloyalty, or unfaithfulness to the Company which adversely affects the business of the Company, or any other act or course of conduct which could reasonably be expected to have an adverse affect on the business of the Company such as, by way of example only, intentionally causing the Company to violate federal, state or local environmental, labor, antitrust, or other similar laws, or sexual or other illegal harassment of employees.

         "Good Reason" means a determination by Executive made in good faith that either of the following events has occurred, without Executive's express written consent, and not been cured by the Company within 15 calendar days after Executive first gave the Company written notice thereof: (a) a significant reduction in the nature or scope of the title, authority or responsibilities of Executive from those held by Executive upon commencement of the Employment Period; (b) a reduction in Executive's base salary below the Base Salary Amount.

         "Related Person" means (a) Arthur S. Holmes, (b) Charles S. Holmes, (c) any person, group or entity controlled directly, or indirectly through one or more intermediaries, by Arthur S. Holmes or Charles S. Holmes or both of them, and (d) any of the foregoing acting alone or in concert.

         "Significant Stockholder" means any person who is now or hereafter becomes the beneficial owner (as the term "beneficial owner" is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the Voting Power.

         "Subsidiary" means a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

         "Voting Power" means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

         "Voting Stock" means, at any time, the then-outstanding securities entitled to vote generally in the election of Directors.

                                   Exhibit 1

                           DESIGNATION OF BENEFICIARY

                  As of July 1, 2002, I, the undersigned, entered into an Employment Agreement with Chart Industries, Inc. Pursuant to Section 9 of said Agreement, I have the right to designate the beneficiary(ies) to receive certain payments in the event of my death. I, therefore, exercise this right and designate ________________________________, to receive any such payments. Any and all previous designations of beneficiary with respect to such payments made by me are hereby revoked, and I hereby reserve the right to revoke this designation of beneficiary under the terms described in Section 9 of said Agreement.

                                                   _____________________________
                                                   G. Jan F. van Glabbeek

Dated:  __________________, 20___

                  Receipt of this Designation of Beneficiary is acknowledged by the undersigned on behalf of Chart Industries, Inc.

                                             CHART INDUSTRIES, INC.


                                             By________________________________
                                               _________________

Dated:  ___________________, 20___